Exhibit 10(2)

                    THE CORPORATE LONG TERM INCENTIVE PLAN
                    --------------------------------------
                                     1996
                                     ----

OBJECTIVE
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The objective of the Corporate Long Term Incentive Plan is to reward executives for adding value to the Corporation by providing a return that is above the cost of capital, while strategically managing capital growth.

TERM OF THE PLAN
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This Corporate Long Term Incentive Plan is a two year plan, with the performance period ending December 31, 1996.

PARTICIPATION ELIGIBILITY
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All corporate executives grade 23 and above, members of the Chairman's Co-
ordinating Committee, plus Division Presidents.

PAYOUT ELIGIBILITY
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Participants must be employees of the company, an affiliate or a subsidiary at the end of each plan year to receive payout from this plan. An appropriate proration of earned awards may be made in case of death, disability, retirement, hire or transfer during the year.

INCENTIVE TARGET
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The 1996 Incentive Target by grade is shown in Attachment 1.  This Target will be adjusted annually, based on competitive data.

The Incentive Target will be prorated for participants gaining or losing eligibility, or for changes in grade during the full period of the plan.

TOTAL PAYOUT DETERMINATION
- --------------------------
This plan measures compound capital growth over 2 years, and the ROTC achieved in the second year of this two year plan.

A single matrix (Attachment 2) determines the Mead Performance Factor (MPF), which is based on Return on Total Capital and Growth in Capital. The MPF is then multiplied by the Competitive Industry Factor (CIF) to determine the final payout. The CIF is determined as:

            Competitive    =   Mead ROTC         X    Mead ROTC
                              -----------------      --------------------
            Industry Factor    All Industry ROTC      Forest Products ROTC

where       ROTC = (EAT + ((1-Tax Rate) X Current Interest Expense) X 100
                   ------------------------------------------------
                        (Average Equity + Average Long-Term Debt)

The incentive payout is determined as:

            Incentive Payout      =       Incentive Target  X  MPF  X  CIF

The above calculation shall not be further adjusted for any Participant on the basis of individual contribution or in any other manner unless so defined under the proration provisions herein.

ADMINISTRATION
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The Plan is administered by the Compensation Committee of the Board.  The
Compensation Committee has delegated administration to the Corporate Vice President, Human Resources.

ACCOUNTING FOR PAYOUT
- ---------------------
Payout will be estimated periodically and required corporate accrual of payout will be booked against earnings during the year. Approved incentive checks will be prepared and expensed to earnings at the time of payout.

RECOMMENDATIONS AND APPROVAL
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The Compensation Committee reviews and approves total funding and individual payouts under the plan, and the amount, use and replenishment of any reserve funds.

The CEO recommends all individual payouts to the Compensation Committee of the Board of Directors for approval. Payouts for the CEO and the COO are approved by the Board of Directors.

Form of payout will be determined by the Compensation Committee. Payout will normally be delivered to all participants as 50% cash and 50% restricted stock (with a 6-month vesting period). The Board of Directors may require a mandatory deferral of all or any portion of the payout to ensure full deductibility of compensation to any executive.

RESERVED RIGHTS
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The Mead Corporation reserves the right to alter, amend, suspend or terminate any or all provisions of this Corporate Long Term Incentive Plan, except such actions shall neither inhibit nor hinder the rights of any individual with respect to earned and credited awards which have been deferred. Designation of a position as eligible for participation neither guarantees the individual a right to an incentive payment nor a right to continued employment.

                                  Attachment 1




                    THE CORPORATE LONG TERM INCENTIVE PLAN
                     -------------------------------------
                                PAYOUT TARGETS
                                 -------------
                                     1996
                                     ----




                    Grade                       Incentive Target
                    -----                       ----------------
                      33                        $     538,300
                      32                              451,100
                      31                              382,200
                      30                              312,400
                      29                              260,000
                      28                              217,400
                      27                              181,100
                      26                              149,400
                      25                              123,600
                      24                              100,100
                      23                               79,500
                      22                               60,810